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                                                                     EXHIBIT 5.3

                                     [LETTERHEAD]




                             January 21, 1997



AmerUs Life Holdings, Inc.
418 Sixth Avenue
Des Moines, Iowa,  50309-2407

Ladies and Gentlemen:

         Reference is made to the Registration Statement (Registration No. 333-113713) on Form S-1 filed on October 8, 1996, by AmerUs Life Holdings, Inc., an Iowa corporation (the "Company") and AmerUs Capital I, a Delaware business trust (the "Trust") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act")(such registration statement, as amended from time to time, being hereinafter referred to as the "Registration Statement") relating, in part, to the registration of Junior Subordinated Debentures (the "Debentures") and a Guarantee with respect to capital securities to be issued by an issuer trust to whom the Debentures will be issued (the "Guarantee").

         I am familiar with the proceedings to date with respect to the proposed offering and sale of the Debentures and the Guarantee, and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

         Based on the foregoing, I am of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Iowa.

         2. The Debentures are to be issued under an Indenture among the Company and the Trustee thereunder (hereinafter called the "Indenture"), a form of which is filed as an exhibit to the Registration Statement. The Indenture will be a valid instrument legally binding upon the Company and the Debentures will be duly authorized and issued and will constitute the legal, valid and binding obligations of the Company subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally,when (a) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (b) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the Indenture and the issuance, sale and delivery of the Debentures as contemplated by the Registration

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AmerUs Life Holdings, Inc.
January 21, 1997
Page Two

Statement and the Indenture shall have been duly executed and delivered by the Company and the Trustee thereunder, acting by their proper officers, and (c) the Debentures shall have been duly executed by the proper officers of the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

         3. The Guarantee is to be issued under a Guarantee Agreement between the Company and the Trustee thereunder (hereinafter called the "Guarantee Agreement"), a form of which is filed as an exhibit to the Registration Statement. The Guarantee Agreement will be a valid instrument legally binding upon the Company and the Guarantee will be duly authorized and issued and will constitute the legal, valid and binding obligation of the Company subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, when (a) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (b) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the Guarantee Agreement and the issuance, sale and delivery of the Guarantee as contemplated by the Registration Statement and the Guarantee Agreement shall have been duly executed and delivered by the Company and the Trustee thereunder, acting by their proper officers and duly delivered.

         I do not find it necessary for the purpose of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Debentures or the Guarantee.

         This opinion is limited to the General Corporation Law of the State of Iowa and the Securities Act.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to this opinion included in or made a part of the Registration Statement.

                                  Very truly yours,



                                  /s/ James A. Smallenberger